Agreement No.: GEE24-043 Page 1 / 43 Internal Information - Polestar Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. [***] CHANGE FRAMEWORK AGREEMENT Zhejiang Geely Automobile Engineering Technology Development Co., Ltd. and Polestar Performance AB Changes to content of the Vehicle performed after Job1 Agreement No.: GEE24-043 Page 2 / 43 BACKGROUND ............................................................................................................................ 3 1. DEFINITIONS ..................................................................................................................... 4 2. GENERAL ........................................................................................................................ 10 3. RUNNING CHANGES – SCOPE AND PROCESS ................................................................. 16 4. PRE-STUDY – SCOPE AND PROCESS ............................................................................... 18 5. MODEL YEAR UPDATES – SCOPE AND PROCESS ............................................................ 19 6. INTELLECTUAL PROPERTY RIGHTS ................................................................................. 20 7. FEE, PAYMENT TERMS, FINANCIAL REPORTING AND APPROVAL .................................. 24 8. INSPECTION RIGHT ......................................................................................................... 25 9. DELIVERY AND ACCEPTANCE .......................................................................................... 26 10. DELAYS, DEFECTS ETC. .................................................................................................... 26 11. REPRESENTATIONS ......................................................................................................... 27 12. WARRANTY ..................................................................................................................... 28 13. INDEMNIFICATION ......................................................................................................... 28 14. LIMITATION OF LIABILITY ............................................................................................... 28 15. GOVERNANCE AND CHANGES ....................................................................................... 28 16. CONFIDENTIAL INFORMATION ....................................................................................... 29 17. INFORMATION SECURITY ............................................................................................... 31 18. TERM AND TERMNINATION ......................................................................................... 324 19. RESPONSIBLE BUSINESS ................................................................................................. 35 20. MISCELLANEOUS ............................................................................................................ 35 21. GOVERNING LAW ........................................................................................................... 41 22. DISPUTE RESOLUTION .................................................................................................... 42 APPENDICES 1. Appendix 1, Change Agreement Template 2. Appendix 2, [***] Collaboration Principles 3. Appendix 3.1, Sustainability Requirements 4. Appendix 3.2, Private Audits Requirements Agreement No.: GEE24-043 Page 3 / 43 Internal Information - Polestar This [***] CHANGE FRAMEWORK AGREEMENT (this “Agreement”) is entered into between: (1) Zhejiang Geely Automobile Engineering Technology Development Co., Ltd., reg. no. 91330201MACRMC3J0P, a limited liability company incorporated under the laws of China (“Geely”); and (2) Polestar Performance AB, reg. 556653-3096, a limited liability company incorporated under the laws of Sweden (“Polestar”). Each of Geely and Polestar is hereinafter referred to as a “Party” and jointly as the “Parties”. BACKGROUND A. Polestar has outsourced the full development, manufacturing in [***] plant, and certain aftermarket responsibilities of the [***] vehicle (including any derivative like [***] for which production site will be determined) (the “[***] Vehicle”) to Geely Auto Group Co. Ltd. and its Affiliates and Geely Auto Group Co. Ltd. and its Affiliates have accepted to perform the aforementioned tasks pursuant to the terms and conditions of separate agreements. The [***] Vehicle will also be produced in [***] plant in South Korea starting in 2025. B. In relation to the development of the [***] Vehicle CN Job1, the following agreements have been executed, among others: - Service Agreement, [***] Vehicle Development (GEE21-012) dated December 28, 2021, Amendment Agreement No. 1 (GEE24-034) dated August 14th, 2024, between Polestar and Geely, together the “[***] Development Service Agreement”; and - License Agreement – [***] License Agreement (GEE21-005 ) dated March 4, 2022 between Polestar and Zhejiang Liankong Technologies Co., Ltd., (“Liankong"), License Agreement – [***] License Agreement (GEE21-014 ) dated March 4, 2022 between Polestar Automtive China Distribution Co. Ltd. (“Polestar China”) and Liankong, [***] License Agreement (GEE21-011) dated December 30, 2021 between Polestar and Zhejiang Zeekr Automobile Research and Development Co., Ltd (“Zeekr”) and [***] License Agreement (GEE21-015) dated March 4, 2021 between Zeekr and Polestar China, together the “[***] License Agreements”; all of the above together the “[***] Development Agreements”, under which Geely, Liankong and Zeekr in accordance with the terms set out in the [***] Development Agreements, have assigned certain IP to Polestar and granted certain rights and licenses to use certain IP to Polestar. C. The Parties have now agreed that Geely shall, after the CN Job1 for the Vehicle (starting from FSR milestone), perform Changes for the [***] Vehicle which will be introduced in manufacturing in both [***] as well as [***] plant. For the performance of any Changes, the Parties shall enter into separate Change Agreements for Changes (both terms are further defined below) based on the terms and conditions of this Agreement. D. In light of the foregoing, the Parties have agreed to execute this Agreement. Agreement No.: GEE24-043 Page 4 / 43 1. DEFINITIONS For the purpose of this Agreement, the following terms shall have the meaning assigned to them below. All capitalised terms in singular in the list of definitions shall have the same meaning in plural and vice versa. “Affiliate” means (i) for Geely, any other legal entity that directly or indirectly is controlled by Geely Auto Group Co., Ltd., or is under common control with Geely Auto Group Co. Ltd., however excluding Polestar and its Affiliates, and (ii) for Polestar, any other legal entity that, directly or indirectly, is Controlled (individually or jointly) by Polestar Automotive Holding UK PLC. “Control” for this purpose means the direct or indirect power to: (i) hold more than 50% of the voting interests of an entity; or (ii) direct or cause the direction of the management and policies of an entity, whether through ownership of voting interests, by contract or otherwise. For Geely, Affiliate shall refer to Geely Auto Group Co. Ltd. Notwithstanding the foregoing, Polestar Technology (Zhongshan) Co., Ltd. shall be deemed as an Affiliate of Polestar only for the purpose of this Agreement. The Parties, however, agree to renegotiate this definition of "Affiliates" in good faith if it in the future does not reflect the Parties' intention at the time of signing this Agreement due to a restructuring or reorganization in relation to either of the Parties. “Agreement” means this [***] Change Framework Agreement including all of its Appendices as amended from time to time. “Appendix” means an appendix to this Agreement. “Background IP” means the Intellectual Property Rights either; (a) owned by either of the Parties; (b) created, developed or invented by directors, managers, employees or consultants of either of the Parties; or (c) to which the Party has licensed rights instead of ownership and the right to grant a sublicense prior to the execution of this Agreement, and any Intellectual Property Rights developed independently of this Agreement. "Change Agreement” means a set of changes, maintenance and developments that describe either Running Changes, a Pre-Study or a Model Year Program that the Parties agree to execute based upon the Change Agreement Template. “Change Agreement Template” means the template format for an agreement to execute Changes under the terms of this Agreement, as attached in Appendix 1. “Changes” means either Running Changes, Pre-Study or Model Year Program. “Collaboration Principles” means the Collaboration Principles specific for the [***] Vehicle, describing how the Parties shall collaborate, which is attached in the version agreed and applicable at the time of signing of this Agreement in Appendix 2, but the Parties agree and acknowledge that they shall always apply the latest agreed version of the Collaboration Principles as agreed upon between the Parties in accordance with the approval process

Agreement No.: GEE24-043 Page 5 / 43 Internal Information - Polestar stated in the Collaboration Principles. It includes roles & responsibilities, data sharing, governance, engineering deliveries, sourcing strategy, etc. “Confidential Information” means any and all non-public information regarding the Parties and their respective businesses, whether commercial or technical, in whatever form or media, including but not limited to the existence, content and subject matter of this Agreement and any Change Agreement, information relating to Intellectual Property Rights, concepts, technologies, processes, commercial figures, techniques, algorithms, formulas, methodologies, Know-How, strategic plans and budgets, investments, customers and sales, designs, graphics, CAD models, CAE data, statement of works (including engineering statement of works and any high level specification), targets, test plans/reports, technical performance data and engineering sign-off documents and other information of a sensitive nature, that a Party learns from or about the other Party prior to or after the execution of this Agreement. “Common Components” means Components and material used for the production of the [***] Vehicle that are also used for production of other vehicles and that are classified as PMX-parts in a Change Agreement. “Common Equipment” means equipment owned by Geely that is stored at the premises of the plant and used for production of any type of vehicle. “Common Type Bound Tooling and Equipment” means tooling and equipment owned by Geely that is stored at the premises of the plant and used for production of PMA vehicles for other brands and Polestar and its Affiliates. “Common Vendor Tooling” means tooling owned by Geely and that is used and stored at the premises of a Component supplier but used for the production of PMA vehicles (and/or components therein) for other brands and Polestar and its Affiliates. “Components” means any component or part included in the [***] Vehicle, including for the avoidance of doubt, hardware and software and any related Spare Parts. “Cost Reduction Changes” means any Changes driven by cost efficiency initiatives for example design changes, concept change, re-sourcing of Third Party Component supplier and change of manufacturing processes. “Data Protection Laws” shall mean collectively, any applicable privacy, personal data, and data security or similar laws, regulations and statues along with any other legislation applicable in each jurisdiction to the Processing carried out in accordance with this DPA, however at all times including the General Data Protection Regulation (Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016) and e-Privacy Directive 2002/58/EC (and any supplementing laws in each jurisdiction). In case of discrepancies or contradictions between different rules or regulations, the one which provides the highest degree of privacy and/or information security shall apply. “Data Room” means the information sharing platform agreed to be used between the Parties for making available the Results to Polestar. “Data Room Polestar” means the information sharing platform agreed to be used between the Parties for making available specific Polestar Background IP to Geely. Agreement No.: GEE24-043 Page 6 / 43 “Disclosing Party” means the Party disclosing Confidential Information to the Receiving Party. “Fee” means the fee to be paid hereunder in accordance with the terms of this Agreement and as set out under each Change Agreement. “FSR” means the agreed date of Final Status Report (FSR) milestone/Gate. “Gates” means an event or milestone based on NPDS and the deadlines for such event according to the Vehicle Program Planner (VPP) set out in the relevant Change Agreement. For clarity, the Parties have agreed to follow the NPDS. “Industry Standard” means the exercise of such professionalism, skill, diligence, prudence and foresight which would normally be expected at any given time from a skilled and experienced actor engaged in a similar type of undertaking as under this Agreement. “Intellectual Property Rights” or “IP” means Patents, Non-patented IP, Know-How and rights in Confidential Information to the extent protected under applicable laws anywhere in the world. For the avoidance of doubt, Trademarks are not comprised by this definition. “Job1” shall mean the date on which the production of the [***] Vehicle started. “KD Parts” means parts and components supplied by Geely to RK for the production of the Target Vehicle as set out in [***] Framework Agreement (for the sake of clarify, Localized Parts are not considered as KD Parts) in [***] plant. “Know-How” means confidential and proprietary industrial, technical and commercial information and techniques in any form including (without limitation) drawings, formulae, test results, reports, project reports and testing procedures, instruction and training manuals, tables of operating conditions, specifications, component lists, market forecasts, lists and particulars of customers and suppliers. “Listed Person” means (I) any individual, company, entity or organization designated on: (a) the Consolidated List of Persons, Groups, and Entities Subject to EU Financial Sanctions, (b) the following US lists: (i) the List of Specially Designated Nationals and Blocked Persons maintained by the US Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), (ii) the Sectoral Sanctions Identifications List maintained by OFAC, (iii) the Entity List, Denied Persons List, the List of Statutorily Debarred Parties, the Terrorist Exclusion List and Unverified List maintained by the US Department of Commerce’s Bureau of Industry and Security (“BIS”), (c) the UK’s Consolidated List of Financial Sanctions Targets – Asset Freeze Targets, and the List of Persons Subject to the Restrictive Measures in View of Russia’s Agreement No.: GEE24-043 Page 7 / 43 Internal Information - Polestar Actions Destabilising the Situation in Ukraine, maintained by His Majesty’s Treasury, (d) the UN Security Council Consolidated List, or (e) any other equivalent list that would be applicable to any of the Parties and relevant for Supplier’s performance under this Agreement, (II) companies, entities or organizations that are owned 50% or greater or controlled by any combination of persons stated in (I) (a), (b)(i)-(ii), (c) as applicable under laws and regulations pursuant to which the above lists are published. (III) The government of a Sanctioned Country or a member of the government of a Sanctioned Country. “Localized Parts” means parts and components which will be localized and sourced from Korean suppliers by RK, unless otherwise agreed between the Parties, with production of complete vehicles in [***] plant. “Model Year Program” means a set of changes, maintenance and developments that describe a model year or model variation of the [***] Vehicle and relating to [***] Technology. This expressly does not include any changes, maintenance and development that is captured under a specific Running Changes activity. “Non-patented IP” means copyrights (including rights in computer software), database rights, semiconductor topography rights, rights in designs, and other intellectual property rights (other than Trademarks and Patents) and all rights or forms of protection having equivalent or similar effect anywhere in the world, in each case whether registered or unregistered, and registered includes registrations, applications for registration and renewals whether made before, on or after execution of this Agreement. “NPDS” means Geely’s procedures in development projects, ‘New Product Development System’. “[***] Base Vehicle IP” means the Polestar Background IP developed under the [***] Development Service Agreement (as referred to in the Background-section). “[***] Framework Agreement“ means the agreement entered into between Polestar Performance AB, Geely Auto Group Co., LTD and Renault Korea Motors Co. Ltd on November 9, 2023. “[***] Licensed IP” means the Polestar Background IP in PMX-parts as described in Appendix 1C to the [***] License Agreements (as referred to in the Background-section). “[***] Project” means the [***] project which includes inter alia development (including all necessary licenses), manufacturing, sales and certain aftermarket services and change management of the [***] Vehicle and other relevant activities by Geely Auto Group Co. Ltd. and its Affiliates and/or Polestar and its Affiliates. “[***] Technology” means [***] Common IP and [***] Unique IP. - “[***] Common IP” means IP created as part of the Results which are related to parts being classified as Common Components in a Change Agreement. For clarity, Agreement No.: GEE24-043 Page 8 / 43 this category shall capture technology to be used by both the [***] Vehicle and other vehicles developed by Geely. - “[***] Unique IP” means IP created as part of the Results which are related to parts being classified as Unique Components in a Change Agreement. For clarity, this category shall capture technology that is uniquely used in the [***] Vehicle. “[***] Vehicle” shall have the meaning ascribed to it in A. of the Background-section. “Patent” means any patent, patent application, or utility model, whether filed before, on, or after execution of this Agreement, along with any continuation, continuation-in-part, divisional, re-examined or re-issued patent, foreign counterpart or renewal or extension of any of the foregoing. "Personal Data" has the meaning set out in the Data Protection Laws. “PMXU-parts” shall have the meaning set out in Appendix 2 Collaboration Principles, Chapter 1.2 Part Categorisation and IP or later agreed version as part of Collaboration Principles agreed between the Parties. “Pre-Study” means concept study work in a program related to the [***] Vehicle and to [***] Technology. “Product Change Management” means the process for handling any change of the Vehicle including but not limited to Running Changes due to quality, error-state corrections, Model Year Program, Cost Reduction Changes, legal requirements and/or consumer improvements. “RC Common” means any Running Changes in relation to a Common Component (i.e., PMX- parts). “RC Unique” means any Running Changes in relation to Unique Component that is unique to the [***] Vehicle (i.e., U-parts). “Receiving Party” means the Party receiving Confidential Information from the Disclosing Party. “Results” means the outcome of the Work (including but not limited to any IP, technology, drawings, specifications, calculations, protocols (including test protocols), software, methods, processes, objects, products, documentation, deliverables, and any similar deliverables needed for Polestar to make use of such Work); irrespective of whether the performance of the Work has been completed or not. “RK” means Renault Korea Co., Ltd, owner of the [***] plant. “Running Changes” means changes, maintenance and development of any [***] Technology in relation to the [***] Vehicle to be performed after Job1 (starting at FSR milestone). In the case of software, this also captures changes, maintenance and further development which are considered to be functional growth (i.e., added functionality of software). This expressly does not include any changes, maintenance and development that is captured under a specific Model Year Program. “Sanctioned Country” means any country or territory which is, or whose government is, the subject of comprehensive sanctions (as at the date hereof consisting of Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the Donetsk, Luhansk, Kherson and

Agreement No.: GEE24-043 Page 9 / 43 Internal Information - Polestar Zaporizhzhia regions of Ukraine. For the purpose of this Change Framework Agreement, Belarus, Russia and Venezuela are deemed as Sanctioned Country. “Spare Parts” shall mean means the parts, components and spare parts for [***] vehicle used for aftermarket activities. “Territory” shall mean all countries in the world. “Third Party” means a party other than any of the Parties and/or an Affiliate of one of the Parties to this Agreement. “Tooling Agreements” means the vendor tooling agreement entered into between Ningbo Geely Automobile Research & Development Co., Ltd. and Polestar China dated December 23, 2021, and the Tooling and Equipment Agreement entered into between Polestar China and Ningbo [***] Geely Automotive Parts Co., Ltd., dated December 1, 2021. “Trademarks” means trademarks (including part numbers that are trademarks), service marks, logos, trade names, business names, assumed names, trade dress and get-up, and domain names, in each case whether registered or unregistered, including all applications, registrations, renewals and the like, in each case to the extent they constitute rights that are enforceable against Third Parties. “Unique Components” means Components classified as U-parts in a Change Agreement. “Unique Inhouse Equipment” means equipment to be owned by Polestar, which cannot be, or is not expected to be, re-used without modifications for any other product. Some typical examples of Unique Equipment are a [***] Vehicle designed gripper, a shaped fixture, a gauging tool or any duplicated or unique manufacturing process aimed to only produce Polestar branded vehicles. “Unique Inhouse Tooling” means the inhouse tooling to be owned by Polestar, specifically the steel die and plastic mold only for the [***] project usage, which cannot be, or is not expected to be, re-used without modifications for any other product. “Unique Vendor Tooling” means tools including but not limited to molds, gauges, fixtures located at Vendors’ location related to the Vehicle of [***] Project that cannot be, or is not expected to be, re-used without modifications for another product. “Use” means to make, Have Made, use (including in a process, such as use in designing, engineering, testing or assembling products or in their research or development), keep, install, integrate, extract, assemble, reproduce, incorporate, create derivative works of, modify, adapt, improve, enhance, develop, service or repair, including in the case of installation, integration, assembly, service or repair, the right to have a subcontractor of any tier carry out any of these activities on behalf of a Party. The right to “Have Made” is the right of a Party, as applicable, to have [another person (or their subcontractor of any tier)] make for such Party and does not include the right to grant sublicenses to another person to make for such person’s own use or use other than for such Party. Agreement No.: GEE24-043 Page 10 / 43 “Work” means the activities to be performed by Geely and/or its Affiliates in relation to Changes under each Change Agreement, including in relation to, manufacturing and engineering, logistics, procurement and/or other relevant areas, and activities and quality assurance necessary for the correct implementation of the relevant Changes for the [***] Vehicle and Spare Parts according to NPDS and as further described in the relevant Changes activity. For the avoidance of doubt, the Parties acknowledge that the [***] Vehicle is produced in two plants ([***] and [***]) and responsibilities for [***] Plant is split between Geely and RK according to agreed RASIC as further set forth in Appendix 2 Collaboration Principles. 2. GENERAL 2.1. General Principles for Changes 2.1.1. The [***] Vehicle has been developed by Geely and its Affiliates until the first Job1 (up until FSR milestone) under the [***] Development Agreements. The further development of the [***] Vehicle as of Job1 shall be covered by this Agreement and further referred to as Changes. 2.1.2. [***] 2.1.3. Geely acknowledges that Polestar general requirements for the [***] Vehicle are: • [***] Vehicle to meet Polestar’s brands respected premium quality, safety and sustainability standards; • [***] Vehicle to meet all global and regulatory requirements in all relevant Markets, i.e. the markets where the cars will be offered; • Seamless integration of the Changes [***]. 2.1.4. Polestar represents and warrants that Polestar will not sell, provide, or transfer the [***] Vehicle to any person located in a Sanctioned Country. [***]. Agreement No.: GEE24-043 Page 11 / 43 Internal Information - Polestar 2.2. Contractual Setup 2.2.1. This Agreement sets out the general terms and conditions that shall apply to Changes as executed under each Change Agreement. Each Change Agreement that may be executed under the terms of this Agreement shall include all necessary specifications on which Changes shall be covered under a specific Change Agreement. However, until the Parties have signed a specific Change Agreement, this Agreement does not, in itself constitute a binding order of a Change. The Parties shall, upon executing a Change Agreement (which shall be based upon the Change Agreement Template), initiate Changes. This Agreement shall be attached to each executed Change Agreement. 2.3. Part Categorization 2.3.1. The Parties acknowledge that they have established a part categorization (P, M, X, and U parts) of technical areas which are further described in principle in Chapter 1.2 of the [***] Collaboration Principles Appendix 2 to this Agreement, and whenever the Parties refer to “parts”, “category”, “categories”, or “classification” in this Agreement, they are referring to those part categorizations. The categories have further been defined in Section 1 above collectively as [***] Technology and apart as [***] Common IP and [***] Unique IP and in regard of Components, as Common Components and Unique Components. The category of any specific Results shall be recorded by the Parties in (i) the relevant engineering systems at Geely and Polestar that contain a record all Changes; and (ii) in each Change Agreement. Geely shall undertake to perform all Changes while respecting the foregoing part categorization principles. In case there is any issue relating to the categorization of any Results, the issue shall be escalated in accordance with what is set out in Section 15. 2.3.2. The Parties acknowledge and agree that, if it is discovered that any Results has falsely been classified into the wrong category, the Parties agree to in good faith renegotiate and agree on the reclassification of such technology and any amendment of the Fee to reflect such change. If the Parties cannot agree on such a reclassification, the issue shall be escalated in accordance with what is set out in Section 15. 2.4. Development of the Results 2.4.1. When providing the Work, Geely shall follow NPDS and use professional, qualified and skilled personnel, experienced for the Work to be performed and shall ensure that its personnel have been properly educated and trained for the Work to be performed, including being fully acquainted with Polestar’s specific requirements. Geely shall avoid unnecessary changes in the personnel engaged in performing its undertakings under this Agreement. Geely shall work according to the same standard of care and professionalism that is done in Geely’s internal business and development projects. Such standard of care and professionalism shall however at all times correspond to Industry Standard. For the avoidance of doubt, Geely is responsible for all necessary recruiting and hiring costs associated with employing appropriate personnel as well as all necessary training costs. 2.4.2. Geely shall ensure that it has sufficient resources to perform its undertakings under this Agreement and the Change Agreements. Further, Geely undertakes to ensure that the performance of the Work will not be given lower priority than other of Geely’s internal similar projects. Agreement No.: GEE24-043 Page 12 / 43 2.4.3. Geely agrees that when the Results have been finalized, they shall correspond to the requirements set out in this Agreement and the Change Agreements and shall comply with applicable laws and regulations, (such as but not limited to processing related to maintenance, fault tracing, or any other engineering work for connectivity related parts and/or software). 2.4.4. If any Changes lead to that the [***] Vehicle requires new certification or amendment of existing certification, Geely shall deliver all necessary testing, vehicles, documentation and compliance evidence, and engineering support to enable Polestar to perform and update the existing certification or amendment, with all the related cost borne by Polestar. 2.4.5. [***]. 2.4.6. Geely agrees and acknowledges that for the [***] Vehicle to be offered and serviced certain software and engineering tools has been developed by Geely and may be developed further in relation to any Changes by Geely, Geely shall be responsible that such tools and operational software shall not be impacted by any Changes, or updated to continue to function in case they are in any way impacted by any Changes. 2.4.7. Geely shall follow and adhere to what is set forth in Cyber Security Interface Agreement (“CIAD” version 2023-03-17 v5.12) and Software Update Interface Agreement (“SIA” version 2023-05-30) as agreed and signed between the Parties. Any changes of CIAD and SIA needs to be agreed in writing between the Parties. 2.4.8. Geely agrees and acknowledges that (i) all Changes shall be based upon the already established level of quality and technical specifications of the [***] Vehicle and shall only lead to an improvement of the foregoing; and (ii) [***].

Agreement No.: GEE24-043 Page 13 / 43 Internal Information - Polestar 2.4.9. Geely shall continuously keep Polestar informed of the generated and expected costs in relation to any Changes following the agreed finance process in Collaboration Principles appendix 2, Chapter 1.4. 2.4.10. The Parties agree that for the purpose of quality improvements, both Parties will share vehicle quality information, in accordance with applicable laws and regulations. 2.4.11. [***]. 2.4.12. Polestars Trademark must be protected and the integrity of part branding respected. Brand sensitive parts as defined by Polestar, must carry Polestar Trademark branding as defined by Polestar standard and mandatory requirements. 2.4.13. Non-brand sensitive parts; when the part branding is not visible to an end customer when vehicle is in daily use, may carry other OEM Trademarks than Polestar’s as defined in Polestar mandatory requirements. 2.4.14. Brand sensitive parts will follow what is agreed between the Parties in chapter 2.03 Marking and Branding in the Collaboration Principle. 2.5. Subcontractors 2.5.1. The Parties acknowledge that Geely may use its Affiliates and/or subcontractors (including Third Party suppliers) to perform the Work under this Agreement, provided that Geely informs Polestar thereof. 2.5.2. Geely shall however remain responsible for the performance, and any omission to perform or comply with the provisions of this Agreement, by any Affiliate to Geely and/or any subcontractor to the same extent as if such performance or omittance was made by Geely itself. Geely shall also remain Polestar’s sole point of contact unless otherwise agreed. 2.6. Sustainability Requirements 2.6.1. Geely shall be responsible to ensure that the sustainability requirements of the [***] Vehicle,. which applies to sustainability requirements on climate, circularity, transparency, inclusion, and other requirements as listed in Appendix 3 Sustainability requirements, or later mutually agreed version of Appendix 3 (“the Sustainability Requirements”) as updated from time to time in writing as agreed between the Parties and decided by PPGM, are upheld throughout the lifecycle of the [***] Vehicle. Any updates to the Sustainability Requirements shall be made in writing and only take effect upon mutual written agreement of the Parties. Agreement No.: GEE24-043 Page 14 / 43 2.6.2. Geely further agrees and acknowledges that Polestar requires data and information from Geely, including the possibility to audit plant and supplier operations, for the purpose of: - Publication of Polestars annual sustainability report in line with CSRD (ESRS) and the EU taxonomy - Publication of updated life cycle assessment (LCA) reports for the [***] Vehicle - Providing data and information in relation to any external sustainability claims regarding the [***] Vehicle - Enabling Polestar to carry out its due diligence obligations in line with OECD Guidelines for Responsible Business Conduct Geely shall comply with and provide all of the foregoing as requested by Polestar and in line with the process on sustainability related information and data sharing described in the [***] Collaboration Principles after Geely and Polestar has reached a mutual agreement with regards to the division of costs. 2.6.3. Any new sustainability requirements or changes to the [***] Vehicle that impact sustainability will be addressed as content in Model Year Programs, except for requirements or changes related to compliance with sustainability related laws and legislation which can be introduced as Running Changes. The division of potential costs associated with such changes should be discussed in good faith and agreed between the Parties. 2.6.4. Any changes that are made in Model Year Programs and/or Running Changes that impact the sustainability attributes (as defined in the Sustainability Requirements), including their related costs need to be reported to and approved by Polestar prior to changes being implemented. 2.6.5. [***]. 2.6.6. [***]. 2.6.7. Geely is responsible for ensuring that the Vehicle/[***] is compliant with the relevant regulation with regard to RRR (Reusability, Recyclability, Recoverability) and restricted substances. Polestar will conduct a compliance audit on Geely concerning RRR and restricted substances, in accordance with the Polestar process "RRR Compliance Audit on Turnkey Programs", Collaboration Principles chapter 2.12. Geely is responsible for supporting the audit and provide necessary information. The "RRR Compliance Audit on Turnkey Partners" process will be reviewed and agreed between the Parties annually. It is the most recent mutually agreed version that applies at any moment. Agreement No.: GEE24-043 Page 15 / 43 Internal Information - Polestar 2.7. Sourcing Responsibilities and Principles 2.7.1. In case any Changes executed under this Agreement impact the already established sourcing related to the [***] Vehicle, Geely shall retain such responsibility and obligations as further described in this Section 2.7 and as specified in Appendix 2, Chapter 3.1 RASIC Procurement to this agreement unless otherwise mutually agreed in writing between the Parties. The Parties acknowledges that Polestar would like to discuss an adjusted RASIC to be applied for coming Model Years and Running changes which will be further discussed and agreed between the Parties. 2.7.2. Sourcing of Components and Spare Parts and related Vendor Tooling 2.7.2.1 Geely shall be responsible for all sourcing activities related to the Components and Spare Parts for the [***] Vehicle and the related Vendor tooling related to such Components and Spare Parts with the exception for Localized Parts. For Localized Parts, RK will be responsible for all sourcing activities related to the Components and Spare Parts being localized in South Korea and the related Vendor Tooling. Geely is responsible for timely informing RK about the Changes and how it affects any current Localized Parts and Spare Parts and/or the need of new Localized Parts and Spare Parts as further detailed in Appendix 2 Collaboration Principles, Chapter 1.7.4 Investigations and Impact Analysis – stakeholder involvement. 2.7.3. Sourcing of Unique Inhouse Tooling, Unique Inhouse Equipment 2.7.3.1 Geely shall be responsible for any additional sourcing of Unique Inhouse Tooling and Unique Inhouse Equipment related to [***] Plant or adjustments thereof required by the Change. RK will be responsible for any additional sourcing of Unique Inhouse Tooling and Unique Inhouse Equipment related to [***] Plant or adjustments thereof required by the Change which will be regulated under separate agreement between Polestar and RK. Geely is responsible for sharing timely information about new investments and/or adjustments needed related to such Unique Inhouse Tooling and Unique Inhouse Equipment following the agreed process as set forth in Appendix 2 Collaboration Principles Chapter 1.7.4. 2.7.4. New additional investments or adjustments of such existing Unique Inhouse Tooling, Unique Inhouse Equipment and/or Unique Vendor Tooling made by Geely shall be subject to separate Tooling Agreements and follow the agreed investment approval process stated in Appendix 2, Collaboration Principles, Chapter 3.3. Sourcing of Common Type Bound Tooling and Equipment, Common Equipment Geely shall be responsible (as set forth in the [***] Vehicle Supply Agreements) for any additional Common Type Bound Tooling and Equipment and Common Equipment related to [***] Plant required by the Changes. RK will be responsible for any additional sourcing of Common Type Bound Tooling and Equipment and Common Equipment related to [***] plant and/or adjustments thereof required by the Change which will be regulated under separate agreement between Polestar and RK. Geely is responsible for sharing timely information about new investments and/or adjustments needed related to such Common Type Bound Tooling and Equipment and Common Equipment located in [***] Plant following the agreed process as set forth in Appendix 2, Collaboration Principles Chapter 1.7.4. Agreement No.: GEE24-043 Page 16 / 43 2.8. Manufacturing engineering Geely is the overall responsible party for Manufacturing Engineering activities needed related to a Change affecting the production of the Vehicle in [***] plant. Geely is also responsible for collecting the consequences, time/technique/costs, related to a Change for the production of the Vehicle in [***] plant. The related process is further detail in the RASIC and working methods in the Appendix 2, Collaboration principles Chapter 1.7.4 and Chapter 4. The related cost for Geely performed Manufacturing Engineering related activities will be included as part of quoted cost for each Change and regulated as part of each separate Change Agreement. RK is the overall responsible party for Manufacturing Engineering activities needed related to a Change affecting the production of the Vehicle in [***] plant. RK responsibilities will be handled in a separate agreement between Polestar and RK. 3. RUNNING CHANGES – SCOPE AND PROCESS 3.1 General 3.1.1 The Parties agree and acknowledge that Geely shall lead the Running Changes and perform the Work in accordance with what is set out hereunder. Both Parties agree to act in good faith to address and respond to any requested Running Changes without undue delay. 3.1.2 The Parties agree and acknowledge that they shall agree upon all planned RC Common and RC Unique activities under the process as set out in Section 3.2 below and enter into a Change Agreement based upon the Change Agreement Template that captures all agreed upon RC Common and/or RC Unique activities. The Parties may also collect and consolidate a set of Running Changes for a year into one Change Agreement to be combined with a Model Year Program, but such Change Agreement shall clearly separate Running Changes and Model Year Program activities. 3.1.3 Running Changes are: - a change with short lead time, - a change that is introduced on vehicles that are already in production, - introduced in a specific window as agreed between the Parties outside the scheduled Model Year update, - Software Running Changes that are handled in four (4) software releases per year, called vehicle upgrade software (“VUSW”). If it is required to have more VUSW releases, due to i.e. quality concerns or other, the Parties can agree to do so. Examples of Running Changes are. i.e. quality improvements, handling defects and resolution thereof, design issues, product and warranty cost reductions, market requests, new legal requirements etc. that are not included in any of the Model Year Programs of the [***] Vehicle.

Agreement No.: GEE24-043 Page 17 / 43 Internal Information - Polestar 3.2 Process 3.2.1 Each request or request of approval for Running Changes (either RC Common or RC Unique) shall (i) describe the change requested and set forth the reasons for such requested change; (ii) be based on the process established between the Parties as further described under the [***] Collaboration Principles (Appendix 2), including but not limited to Chapter 1.7; and (iii) include at least all documentation on analysis, objective or purpose of the requested change, consequences of the change, decisions, relevant classification of the category of the affected technology in accordance with Section 2.3, including, if any, the recategorization of the affected technology as a result of any specific Running Changes, etc. necessary to decide whether to approve a request or not. 3.2.2 Each request and approval or disapproval of any Running Changes activity shall be registered and retained in the log system agreed between the Parties for such purpose, and such log system shall be accessible to both Parties at all times. 3.3 Common Running Changes (RC Common) 3.3.1 The Parties agree and acknowledge that Geely shall lead the RC Common and perform the relevant Work in accordance with what is set out hereunder and in accordance with the change management process further described in the Appendix 2, Collaboration Principles, Chapter 1.7. 3.3.2 Geely shall inform Polestar well in advance on any Common Running Changes (hardware and software) planned for the future in order to allow for Polestar to evaluate and plan for such RC Common activity. Further detailed process for Roadmap planning shall be agreed between the Parties and documented as part of the Collaboration Principles. 3.3.3 Polestar shall have the right to, at its sole discretion, decide whether or not to accept and take part in any RC Common proposed by Geely. If Polestar decides not to approve certain RC Common, and Geely nevertheless decides to fulfil such change management, Polestar is not entitled to take part of the thereto related IP and the Parties shall in good faith agree on the time before such changes shall be implemented, taking into account the reasons for such change, the estimated time for the other Party to find alternative solutions, acquiring duplicated tools etc. For the avoidance of doubt, the Parties acknowledge that in case Polestar decides not to take part of certain proposed RC Common it shall not be responsible for any costs for such change, maintenance and/or development, but that Polestar may nevertheless incur other costs for not following such changes, e.g. costs for an alternative solution, duplicating tools, software version handling, etc. and such other cost shall be borne by Polestar. Agreement No.: GEE24-043 Page 18 / 43 3.4 Critical Running Changes 3.4.1 Polestar agrees and acknowledges that in case of any Running Changes were any delay would risk causing severe business, financial or legal consequences to Geely or Polestar (“Critical Running Changes”), Geely shall have the right to immediately proceed with such Running Changes while following the process for Critical Running Changes as described in the Appendix 2, Collaboration Principles chapter 1.7.4 for Critical Running Changes. Geely shall inform Polestar without undue delay after taking a decision to execute certain Running Changes under the foregoing exception and the Parties may discuss how to best mitigate any consequences. 3.4.2 The Parties agree and acknowledge that any Critical Running Changes that have been executed in accordance with Section 3.4.1 above shall be included in the next Change Agreement that the Parties will enter into. 3.5 Cost Reduction Changes 3.5.1 In the case of Cost Reduction Changes relating to RC Common, each activity should always be evaluated based on a business case and Polestar will be informed and shall approve according to the Running Changes process further detailed in the [***] Collaboration Principles. 3.5.2 Polestar can contribute with ideas for potential Cost Reduction Changes and Geely will support and evaluate such ideas (VAVE investigation) as agreed between the Parties and regulated in a Change Agreement. 3.6 Functional growth The Parties agree that the processes related to Functional growth (content, timing, cost etc. perspective) will be further detailed and agreed between the Parties and documented as part of the Collaboration Principles. 4. PRE-STUDY – SCOPE AND PROCESS 4.1 General 4.1.1 The Parties agree and acknowledge that Geely shall lead the Pre-Studies and perform the Work in accordance with what is set out hereunder. Both Parties agree to act in good faith to address and respond to any requested Pre-Study without undue delay. 4.1.2 In case Polestar may want to request a Pre-Study, Polestar shall initiate a request to Geely, as described in Section 4.2. Once the Parties have agreed upon the content of a specific Pre- Study, the Parties shall prepare and, in case of Pre-Study related to a Model Year Program, before reaching the PSF gate of such Model Year Program, enter into a Change Agreement based for such Pre-Study upon the Change Agreement Template that captures all agreed upon activities of a specific Pre-Study. 4.2 Process 4.2.1 Each request for a Pre-Study shall: (i) describe the scope for the Pre-Study; Agreement No.: GEE24-043 Page 19 / 43 Internal Information - Polestar (ii) be based on the process established between the Parties as further described under the [***] Collaboration Principles, including but not limited to Chapter 1.7; and (iii) be based on the Change Agreement Template and the appendices described therein; and (iv) include at least all documentation on analysis, objective or purpose of the requested Pre-Study, consequences of the investigation, decisions, relevant part categorization of the affected technology in accordance with Section 2.3. 5. MODEL YEAR UPDATES – SCOPE AND PROCESS 5.1 General 5.1.1 The Parties agree and acknowledge that Geely shall lead the Model Year Programs and perform the Work in accordance with what is set out hereunder. Both Parties agree to act in good faith to address and respond to any requested Model Year Program without undue delay. 5.1.2 In case Polestar wants to request a Model Year Program, Polestar shall initiate a request to Geely, as described in Section 5.2 and as further described in Chapter 1.7 of Appendix 2, Collaboration Principles. Once the Parties have agreed upon the content of a specific Model Year Program, the Parties shall prepare and, before reaching the PC milestone of the relevant Model Year Program, enter into a Change Agreement based upon the Change Agreement Template that captures all agreed upon activities of a specific Model Year Program. 5.1.2.1 A Model Year Program shall be composed of a planned number of changes and upgrades on vehicles introduced on a specific date. The content is decided by Polestar in the normal milestone review process for model year upgrades. Examples of Model Year Programs are i.e. market requests, new legal requirements, software functional growth, concept improvements or other changes based on consumer feedback. As the Changes are planned, Geely shall provide Polestar with a quotation where the cost shall be estimated in advance. 5.2 Process 5.2.1 Each request for Model Year Programs shall: (i) describe all the developments requested; (ii) be based on the process established between the Parties as further described in Appendix 2, Collaboration Principles, Chapter 1.7; (iii) be based on the Change Agreement Template and the appendices described therein; and (iv) include at least all documentation on analysis, objective or purpose of the requested developments, consequences of the developments, decisions, Agreement No.: GEE24-043 Page 20 / 43 relevant part categorization of the affected technology in accordance with Section 2.3. 6. INTELLECTUAL PROPERTY RIGHTS 6.1 General 6.1.1 Each Party remains the sole and exclusive owner of its Background IP and any Intellectual Property Rights which are modifications, amendments or derivatives of any Intellectual Property Rights already owned by such Party, unless such modifications, amendments or derivatives have been expressly assigned to the other Party in accordance with this Agreement. 6.1.2 Polestar hereby grants to Geely a non-exclusive, revocable, fully paid-up, within the Territory, non-assignable, non-sublicensable (however sublicensable to Geely's subcontractors only for the purpose and in accordance with Section 2.5) to Use, in whole or in part, the [***] Licensed IP solely for the [***] Project and subject to the terms of, and only to the extent permitted, under the [***] License Agreements. 6.1.3 Polestar hereby grants to Geely a non-exclusive, revocable, fully paid-up, within the Territory, non-assignable, non-sublicensable license (however sublicensable to Geely's subcontractors only for the purpose and in accordance with Section 2.5) to Use, in whole or in part, the [***] Base Vehicle IP solely for the [***] Project. 6.1.4 Notwithstanding any other terms of this Agreement, Polestar hereby grants to Geely and its Affiliates a limited, non-exclusive, royalty-free, non-sublicensable (however sublicensable to Geely's subcontractors only for the purpose and in accordance with Section 2.5) license to Use the Results relating to [***] Unique IP assigned to Polestar in accordance with this Agreement to the extent necessary and for the sole purpose of performing any Changes (including any Pre-Studies, Running Changes or Model Year Program) under this Agreement. 6.1.5 Nothing in this Agreement shall be deemed to constitute an assignment of, or license to use, any Trademarks of the other Party. 6.1.6 Except as expressly regulated otherwise under this Agreement, (i) Geely remains the owner and holder of all Results and Geely’s Background IP, as well as any and all modifications, amendments and improvements thereof; and (ii) nothing in this Agreement shall be deemed an assignment of ownership of any Results or Geely’s Background IP from Geely to Polestar, except as expressly stated herein. Nothing in this Agreement shall be construed as to give Polestar any rights, including but not limited to any license rights (express or implied), to any Geely Background IP, except as expressly stated herein. 6.2 Ownership of the Results 6.2.1 Geely shall be the exclusive owner of the Results, including all modifications, amendments and improvements thereof, except for the assignment of certain Results as regulated under Section 6.5 ([***] Unique IP).

Agreement No.: GEE24-043 Page 21 / 43 Internal Information - Polestar 6.3 Third Party Components In so far as any Results are relating to Third Party Components, Geely undertakes to perform relevant sourcing of such Third Party Components following the purchasing RASIC as set out in appendix 2 Collaboration Principles, Chapter 1.7.4, and use its commercially best efforts to secure that Polestar obtains all necessary rights in order for Polestar to be able to make use of such Results on the [***] Vehicle. For clarity, in the event the sourcing activities related to Components (including Third Party Components) for the [***] Vehicle is the responsibility of RK or other party designated by Polestar, pursuant to an agreed purchasing RASIC, Geely shall have no obligations or liabilities under this Section 6.3. 6.4 [***] Common IP 6.4.1 License grant to [***] Common IP 6.4.1.1 For [***] Common IP not related to Third Party Components, Geely hereby grants to Polestar a non-exclusive, irrevocable, perpetual (however at least fifty (50) years long (however, in no event shall such time exceed the validity period of any IP included in the license described hereunder)), [***], non-assignable (however assignable to Polestar’s Affiliates) license to, within the Territory and only in relation to the [***] Vehicle; (a) for the purpose of manufacturing the [***] Vehicle, Use, in whole or in part, the Results relating to [***] Common IP; and (b) sell and make available the [***] Vehicle; (c) sell and make available spare parts and/or providing after-sale services (including repair service) based on, incorporating or using the Results relating to [***] Common IP, in whole or in part. Notwithstanding the above in section 6.4.1.1, should Geely or Geely Affiliates wish to utilize [***] Common IP, classified as M according to PMXU definition which has been fully paid by Polestar, the Parties shall in good faith agree on a fee to be paid by Geely to Polestar in compliance with the arms-length principles that are commonly applied between the Parties. 6.4.1.2 Polestar may grant sublicense of the [***] Common IP granted hereunder to RK for the sole purpose of allowing RK to perform the necessary localization activities for Components to be assembled or incorporated into [***] Vehicle in [***] plant pursuant to the agreed localization strategy and plan. 6.4.1.3 The Parties may discuss in good faith regarding granting [***] Common IP to any other third party which may be engaged in [***] Project. 6.5 [***] Unique IP 6.5.1 Ownership and Assignment of [***] Unique IP 6.5.1.1 For [***] Unique IP not related to Third Party Components, Geely agrees that ownership of the Results related to [***] Unique IP shall be vested with Polestar and shall be transferred from Geely to Polestar automatically after the due payment of relevant Fees under a specific Change Agreement. Agreement No.: GEE24-043 Page 22 / 43 6.5.1.2 Upon Polestar’s request and at Polestar’s expense, Geely shall (and shall cause its Affiliates to) execute and deliver to Polestar any and all instruments and other documents, and take such other actions, as may be necessary or desirable, to document the aforesaid transfer and assignment of the Results relating to [***] Unique IP to Polestar and to enable Polestar to secure, register, prosecute, maintain, enforce or otherwise fully protect its rights, throughout the world, in and to such Results relating to [***] Unique IP. Notwithstanding the foregoing, this Section 6.5.1.2 shall not be in any way construed as imposing any obligation on Geely (or its Affiliates) to provide any information in relation to Geely’s Background IP or [***] Common IP other than what is necessary for Polestar to execute its rights to identify [***] Unique IP or to support Polestar in obtaining patent protection or other types of IP registration with respect to or otherwise embodying any such IP of Geely (or its Affiliates and/or its suppliers). In the event Polestar identifies any patentable technical solutions or other subject matter eligible for IP registration in relation to the [***] Unique IP and the patent application or IP registration of the foregoing would inevitably include or embody IPs, other than the [***] Unique IPs, that are owned by the Geely (or its Affiliates and/or its suppliers), the Parties shall discuss and decide collectively as to the best strategy for IP registration and protection. 6.5.1.3 In the event any software (including both Source Code and Object Code) is embedded in the Results, the embedded software shall be: (a) owned by Service Provider (and/or its agents, supplier or subcontractors pursuant to relevant agreements between Service Provider and its agents, supplier or subcontractor), if such software is developed with reference to and/or is incorporated with any Background IP of Service Provider (and/or its agents, supplier or subcontractors). The Purchaser is granted a license to Use such software limited to the extent necessary for the Purchaser to make Use of the Results for the Polestar Vehicle. For the avoidance of doubt, Source Code and/or Object Code of such software shall not be provided to the Purchaser under the afore-mentioned license. (b) owned by Purchaser, if such software is developed in-house by Service Provider, without any reference to and does not incorporate any Background IP of Service Provider (including its agents, suppliers or subcontractors). 6.6 Polestar Background IP 6.6.1 Whenever Polestar, at its sole discretion or following a request by Geely which shall not be unreasonably withheld, shares any Polestar Background IP (which has not been licensed to Geely expressly under this Agreement per Section 6.1.2 and 6.1.3) to the extent necessary and for the sole purpose of performing any Changes, Polestar hereby grants to Geely and its Affiliates a limited, non-exclusive, non-sublicensable (however sublicensable to Geely's subcontractors only for the purpose and in accordance with Section 2.5) license to such Polestar Background IP for the sole purpose of performing any Changes (including Pre- Studies, Running Changes or Model Year Program) under a specific Change Agreement. 6.7 Polestar brand name 6.7.1 For sake of clarity, it is especially noted that this Agreement does not include any right to use the “Polestar” brand name or Polestar Trademarks, or refer to “Polestar” in communications or official documents of whatever kind. The Parties acknowledge that the “Polestar” Trademarks as well as the “Polestar” name is owned and/or controlled by Agreement No.: GEE24-043 Page 23 / 43 Internal Information - Polestar Polestar Trademark Holding AB and that the right to use the name and the “Polestar” Trademarks is subject to a license agreement, which stipulates that the name, Trademarks and all thereto related Intellectual Property Rights can only be used by Polestar and its Affiliates in relation to Polestar products. 6.7.2 This means that this Agreement does not include any rights to directly or indirectly use the “Polestar” brand name or “Polestar” Trademarks, on or for any products or when marketing, promoting and/or selling such products, or in any other contacts with Third Parties, e.g. in presentations, business cards and correspondence. 6.8 Geely brand name 6.8.1 Correspondingly, it is especially noted that this Agreement does not include any right to use the Geely brand name or Trademarks or refer to Geely in communications or official documents of whatever kind. 6.8.2 This means that this Agreement does not include any rights to directly or indirectly use the Geely brand name or Geely Trademarks, on or for any products or when marketing, promoting and/or selling such products, or in any other contacts with Third Parties, e.g. in presentations, business cards and correspondence. 6.9 Suspected infringement 6.9.1 Either Party shall promptly (upon becoming aware) notify the other Party in writing of: (a) any conduct of a Third Party that such Party reasonably believes to be, or reasonably believes to be likely to be, an infringement, misappropriation or other violation of any Intellectual Property Rights pertaining to the Results; or (b) any allegations made to such Party by a Third Party that any Intellectual Property Rights pertaining to the Results hereunder are invalid, subject to cancellation, unenforceable, or is a misappropriation of any Intellectual Property Rights of a Third Party. 6.9.2 If Geely reasonably believes any part of the Results is likely to become the subject of an allegation set forth in 6.9.1 (b) during the term of each Change Agreement regarding such Results, Geely shall, at its option and expense, either secure a right of continued use or replace or modify the aforementioned Results so that it becomes non-infringing. 6.9.3 In the event that Polestar has provided Geely a notification pursuant to Section 6.9.1 above, and Geely decides not to take any action against the Third Party, Geely may approve (which approval cannot be unreasonably withheld) in writing that Polestar shall be entitled to itself take action against the Third Party at its own costs. If Geely does not approve to Polestar taking such action, the issue should be escalated to the Strategic Board for decision. No approval by Geely shall be required for actions solely in relation to [***] Unique IP. 6.9.4 In a situation where one Party intends to defend the Results against Third Party infringement claims and/or enforce its´ Intellectual Property Rights connected to the Results, the Parties shall provide reasonable assistance to the other Party at the reasonable request and expense of the Party receiving assistance. Agreement No.: GEE24-043 Page 24 / 43 7. FEE, PAYMENT TERMS, FINANCIAL REPORTING AND APPROVAL 7.1 Fee. 7.1.1 In consideration of the rights and licenses granted and the development services provided hereunder, the Parties' performance of their respective obligations under a specific Change Agreement, Polestar shall pay to Geely a fixed Fee for the relevant Change as specified in the relevant Change Agreement. 7.1.2 The Parties may, on a case by case basis, agree on a Fee based on actual incurred cost (not fixed Fee) in which case a quoted amount shall be presented by Geely and approved by Polestar, the “Budget Amount”. In such case, the Fee to be invoiced by Geely will be based on actual hours spent and actual other cost incurred which may differ from the quoted amount[***]. 7.1.3 The Fee shall be paid in accordance with the payment terms set out under this Agreement unless other payment term has been agreed between the Parties for a specific Change Agreement. 7.1.4 The Fee related to [***] Unique IP development under each Change Agreement will be a fixed fee based on the estimated hours and other cost required to perform the Work as described in the relevant Change Agreement and in accordance with the applicable hourly rate and other cost. 7.1.5 The Fee related to [***] Common IP under each Change Agreement will be further agreed under the specific Change Agreement and shall take into consideration Polestar’s volume share in relation to all platform end users. Geely shall provide sufficient information to understand the Fee related to [***] Common IP prior to entering into each Change Agreement. 7.2 Payment Terms. 7.2.1 The Fee of each Change Agreement shall be payable within [***] after receipt of each invoice, provided all necessary permits from authorities, as applicable, has been received. The invoicing of the Fee shall be done in accordance with the agreed term in respondent Change Agreement. 7.2.2 All amounts and payments referred to in a Change Agreement shall be paid in CNY by telegraphic transfer (TT). 7.2.3 The Party issuing any invoices in relation to a Change Agreement shall always issue separate invoices: (1) one invoice for the Fee related to [***] Unique IP (capturing Fee for services performed including hours and other costs), and (2) one invoice for the Fee related to [***] Common IP (capturing Fee for licensed IP related to a Change). 7.2.4 All amounts and payments referred to in a Change Agreement are exclusive of VAT and any other taxes, for example withholding tax, other equivalent taxes due on the payment and surcharges. 7.2.4.1 In accordance with relevant China tax rules, the Service Provider should obtain approval from its in-charge tax authority to invoice Purchaser without local Chinese VAT, if applicable.

Agreement No.: GEE24-043 Page 25 / 43 Internal Information - Polestar If such approval of VAT exemption or zero VAT cannot be obtained, the Service Provider is responsible for charging and reporting VAT or other similar taxes in accordance with applicable law. Any applicable VAT or similar taxes on the agreed price will be included in the invoices and paid by the Purchaser. Service Provider shall bear any withholding tax or other equivalent tax due on the payment that may be applicable in accordance with local legislation to amounts and payments referred to in a Change Agreement, subject to the limitations and conditions set out below in Section 7.2.4.2- 7.2.4.5. 7.2.4.2 Purchaser shall make a reasonable effort in establishing, where applicable and to the fullest extent possible, to the tax authorities of its country of residence that services rendered there by Service Provider do not amount to a Permanent Establishment as defined under Article 5 of the Agreement between the Government of the People’s Republic of China and the Government of the Kingdom of Sweden for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income (1986) (hereinafter the "Sweden-China Income Tax Treaty") and that the payments for the services rendered by Service Provider do not constitute royalty in accordance with Swedish domestic tax rules. Service Provider shall make a reasonable effort to obtain a credit, under either Article 23 of the Sweden-China Income Tax Treaty or the domestic legislation of Service Provider's country of residence, against income tax in Service Provider’s country of residence on account of the withholding tax or other equivalent tax due on the payment, if any, levied on the payments by the tax authorities of Purchaser's country of residence. 7.2.4.3 In the event that the withholding tax or other equivalent tax due on the payment, if any, levied by the tax authorities of Purchaser's country of residence is determined, by the tax authorities of Service Provider's country of residence, to not be so creditable against the income tax of Service Provider, Purchaser shall reimburse Service Provider for the withholding tax or other equivalent tax due on the payment, exclusive of any tax applicable thereupon in Purchaser's country of residence. The reimbursement shall be due upon the presentation by Service Provider of reasonable proof of the denial of the afore-mentioned credit. 7.2.4.4 Where the withholding tax or other equivalent tax due on the payment levied in Purchaser's country of residence is denied creditability in Service Provider's country of residence, Purchaser and Service Provider shall decide jointly whether a course of action shall be undertaken in the form of Mutual Agreement Procedure under Article 25 of the Sweden- China Income Tax Treaty or other dispute resolution procedures available between the competent authorities of Sweden and China. 7.2.4.5 Upon tax authority request, Service Provider should provide the supporting documents to help Purchaser prove the arm’s length nature of the payment. 7.2.5 Payment made later than the due date will automatically be subject to interest for late payments for each day it is not paid and the interest shall be based on [***]. 8. INSPECTION RIGHT 8.1 During the term of the Agreement, Polestar shall have the right to, upon reasonable prior notice in writing to Geely, inspect Geely’ books and records related to the Changes, and the premises where the work is carried out, in order to conduct quality controls and otherwise verify and otherwise verify Service Provider’s compliance with the obligations stated in this Agreement. Such inspections shall be carried out during regular business hours and in a Agreement No.: GEE24-043 Page 26 / 43 manner that aims to minimize disruption to Geely's ongoing operations. Polestar will use its best efforts to ensure that any inspection activities do not interfere with Geely's ability to meet its obligations under this Agreement, and shall coordinate with Geely to schedule inspections at mutually convenient times. 8.2 Inspection shall be made during regular business hours and be conducted by Purchaser or by an independent auditor appointed by Purchaser. Should Purchaser during any inspection find that Service Provider or the Services does/do not fulfil the requirements set forth herein, Purchaser is entitled to comment on the identified deviations. Service Provider shall, upon notice from Purchaser, take reasonable efforts to take the actions required in order to fulfil the requirements. In the event the Parties cannot agree upon measures to be taken in respect of the inspection, each Party shall be entitled to escalate such issue to the Steering Committee. 9. DELIVERY AND ACCEPTANCE 9.1 Geely shall provide and deliver the Results under each Change Agreement (or if not finalised, any part of the Results that has been finalised) to Polestar at the Gates or otherwise promptly after any part of the Results has been finalised. The Parties agree and acknowledge that Results are to be delivered: (i) within or into actual vehicles (i.e., in the case of hardware by introduction into the production of [***] Vehicles as produced under separate agreements by Geely for Polestar), and (ii) into the relevant Data Room (iii) following NPDS process. 9.2 Polestar will approve the Milestone status for Model Year delivery according to NDPS. The acceptance process for Running Changes will be further elaborated and agreed between the Parties and documented as part of the Collaboration Principles. 10. DELAYS, DEFECTS ETC. 10.1 Delays 10.1.1 Geely shall be deemed to be in delay where any of the Gates are met after the agreed delivery date for such Gate, unless the Parties have agreed for an extension of the time for meeting such Gate upon which the new agreed delivery date shall be relevant for determining whether Geely is in delay. 10.1.2 [***]. 10.1.3 [***]. 10.2 Defects in delivery or the performance of development work and non-compliance 10.2.1 Once delivery has been made of the Results the following shall apply in the event the Results, or any part thereof, after having met a Gate, deviate from the requirements set forth in this Agreement and/or the relevant Change Agreement, or otherwise are faulty or defective, Agreement No.: GEE24-043 Page 27 / 43 Internal Information - Polestar Geely shall present and agree with Polestar upon a recovery plan to remedy such incompliance, fault or defect as soon as reasonably possible. 10.2.2 Polestar shall not be responsible for costs that relate to poorly executed work or work having been performed by personnel not qualified for such work, in breach of Section 2.4.1, as long as such costs would not have occurred had the work been properly executed or performed by qualified personnel. 10.2.3 Polestar shall, subject to Section 14, be entitled to claim damages for any loss or damage suffered as a result of a deviation, fault or defect under Section 10.2.1. 10.3 Effects of Polestar’s actions 10.3.1 Notwithstanding what is set out above in this Section 10, Polestar shall be responsible for costs relating to delays which are due to Polestar’s non-fulfilment of any of its obligations under this Agreement and/or each executed Changes activity. Further, any such delays which are due to Polestar shall give a corresponding extension of time to Geely for meeting any Gates. 10.3.2 Notwithstanding what is set out above in this Section 10, Polestar shall be responsible for costs relating to faults and defects which are due to Polestar’s non-fulfilment of any of its obligations under this Agreement and/or each executed Changes activity. 11. REPRESENTATIONS 11.1 Each Party warrants and represents to the other Party that: (a) it is duly organized, validly existing, and in good standing under the laws of its respective jurisdiction of incorporation or formation, as applicable; (b) it has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (c) it has all requisite ownership, rights and licenses to perform its obligations under this Agreement; (d) if at the time of delivery, any of the Results is software: (i) it does not contain any program routine, device, code or instructions (including any code or instructions provided by Third Parties) or other undisclosed feature, including a time bomb, virus, software lock, drop-dead device, malicious logic, worm, Trojan horse, bug, error, defect or trap door, that is capable of accessing, modifying, deleting, damaging, disabling, deactivating, interfering with, or otherwise harming such software, any hardware, data or other electronically stored information, or computer programs or systems; and (ii) except as otherwise identified to Polestar in writing, such software does not contain any open source material including any libraries or software licensed under the GNU General Public License, the GNU GPL family of licenses (e.g., Affero GPL, LGPL, etc.), the Eclipse License or any other similar "public," "open source" or "free" software license agreement or arrangement obligating Polestar to disclose or make the source or object code available to any Third Party; Agreement No.: GEE24-043 Page 28 / 43 (e) the execution, delivery and performance of this Agreement have been duly authorized and approved, with such authorization and approval in full force and effect, and do not and will not (i) violate any laws or regulations applicable to it or (ii) violate its organization documents or any agreement to which it is a party; and (f) this Agreement is a legal and binding obligation of it, enforceable against it in accordance with its terms. 12. WARRANTY 12.1 When performing the Work, Geely shall provide professional and skilled personnel, reasonably experienced for the Work to be performed at the best of their knowledge. 12.2 Geely represents and warrants that the deliverables will conform in all respects to the agreed and approved specification, comply with all applicable laws and regulations in relevant markets, i.e. the markets where the cars will be offered. Polestar acknowledges that the price of the Work to be performed and other deliverables to be delivered by Geely are set in consideration of the foregoing. 13. INDEMNIFICATION 13.1 [***]14. LIMITATION OF LIABILITY 14.1 Neither Party shall be responsible for any indirect, incidental or consequential damage or any losses of production or profit caused by it under this Agreement. 14.2 Each Party’s aggregate liability for any direct damages arising out of or in connection with this Agreement shall be limited to [***]. 14.3 The limitations of liability set out in this Section 14 shall not apply in respect of: (a) [***]. 14.4 For the avoidance of doubt, if Polestar or its Affiliates has been compensated for their loss in relation to any claim raised from and/or in connection with any Intellectual Property Rights and/or technology, that has been licensed, assigned, or provided to them pursuant to other agreement entered or to be entered by Polestar and Geely or its Affiliates (e.g. Liankong), Polestar or its Affiliates shall not be further indemnified in relation to the same claim for the same legal ground under this Agreement. 15. GOVERNANCE AND CHANGES 15.1 Governance 15.1.1 The Parties shall act in good faith in all matters and shall at all times co-operate in respect of changes to this Agreement as well as issues and/or disputes arising under this Agreement. 15.1.2 The governance and co-operation between the Parties in respect of this Agreement shall primarily be administered on an operational level in accordance Collaboration Principles Chapter 1.6. In the event the Parties on an operational level cannot agree upon inter alia the prioritisation of development activities or other aspects relating to the co-operation

Agreement No.: GEE24-043 Page 29 / 43 Internal Information - Polestar between the Parties, each Party shall be entitled to escalate such issue to the Steering Committee. 15.1.3 If the Steering Committee fails to agree upon a solution of the disagreement, the relevant issue should be escalated to the Strategic Board for decision. 15.1.4 The first level of governance forum for handling the co-operation between the Parties in various matters, handling management, prioritization of development activities etc. under the Service Agreement shall be the “Steering Committee”, which regarding cooperation between Service Provider and Purchaser is the so called [***] Steering Committee. The Steering Committee shall be the first level of governance forum established by the Parties for handling the cooperation between them in respect of various matters. The higher level of governance forum, to which an issue shall be escalated if the Steering Committee fails to agree upon a solution shall be the “Strategic Board”, which regarding cooperation between Geely and Polestar is the so called Polestar Geely Strategic Product Board. The Strategic Board shall be the highest level of governance forum established by the Parties for handling the cooperation between them in respect of various matters. If the Strategic Board fails to agree on a joint solution for handling disagreements or disputes within [30] Business Days after the issues and/or disputes has been submitted to the Strategic Board, despite using reasonable endeavours to do so, a deadlock situation shall be deemed to have occurred and the procedure set forth in Section 22 shall apply. 15.2 Changes 15.2.1 During the term of an approved Change activity governed by this Agreement, either Party can request changes to the approved Changes activity, which shall be handled in accordance with the governance procedure set forth in Section 15.1 above and according to FCR Process or any other agreed change request process as agreed between the Parties. Both Parties agree to act in good faith to address and respond to any requested change requests within a reasonable period of time. 15.2.2 The Parties acknowledge that Geely will not perform in accordance with such change request until agreed in writing between the Parties. For the avoidance of any doubt, until there is agreement about the requested change, all work shall continue in accordance with the approved Changes activity. 15.2.3 The Parties further acknowledge that Polestar shall be responsible for all costs which relates to changes to Changes already approved by Polestar, as well as other changes which are requested by Polestar. 16. CONFIDENTIAL INFORMATION 16.1 The Parties shall take any and all necessary measures to comply with the security and confidentiality procedures of the other Party. All Confidential Information shall only be used for the purposes comprised by the fulfilment of this Agreement. Each Party will keep in confidence any Confidential Information obtained in relation to this Agreement and will not divulge the same to any Third Party, unless the exceptions specifically set forth below in this Section 16.1 below apply, in order to obtain Agreement No.: GEE24-043 Page 30 / 43 patent protection or when approved by the other Party in writing, and with the exception of their own officers, employees, consultants or sub-contractors with a need to know as to enable such personnel to perform their duties hereunder. This provision will not apply to Confidential Information which the Receiving Party can demonstrate: (a) was in the public domain other than by breach of this undertaking, or by another confidentiality undertaking; (b) was already in the possession of the Receiving Party before its receipt from the Disclosing Party; (c) is obtained from a Third Party who is free to divulge the same; (d) is required to be disclosed by mandatory law, court order, lawful government action or applicable stock exchange regulations; (e) is reasonably necessary for either Party to utilize its rights and use of its Intellectual Property Rights; or (f) is developed or created by one Party independently of the other, without any part thereof having been developed or created with assistance or information received from the other Party. 16.2 The Receiving Party shall protect the disclosed Confidential Information by using the same degree of care, but no less than a reasonable degree of care, to prevent the dissemination to Third Parties or publication of the Confidential Information, as the Receiving Party uses to protect its own Confidential Information of similar nature. Further, each Party shall ensure that its officers, employees and consultants are bound by a similar duty of confidentiality and that any subcontractors taking part in the fulfilment of that Party’s obligations hereunder, enters into a confidentiality undertaking containing in essence similar provisions as those set forth in this Section 16. 16.3 Any tangible materials that disclose or embody Confidential Information should be marked by the Disclosing Party as “Confidential,” “Proprietary” or the substantial equivalent thereof. Confidential Information that is disclosed orally or visually shall be identified by the Disclosing Party as confidential at the time of disclosure, with subsequent confirmation in writing within thirty (30) days after disclosure. However, the lack of marking or subsequent confirmation that the disclosed information shall be regarded as “Confidential”, “Proprietary” or the substantial equivalent thereof does not disqualify the disclosed information from being classified as Confidential Information. 16.4 If any Party violates any of its obligations described in this Section 16, the violating Party shall, upon notification from the other Party, (i) immediately cease to proceed such harmful violation and take all actions needed to rectify said behaviour and (ii) financially compensate for the harm suffered as determined by an arbitral tribunal pursuant to Section 22.2 below. All legal remedies (compensatory but not punitive in nature) according to law shall apply. 16.5 For the avoidance of doubt, any Work regulated under this Agreement, including but not limited to any pre-production [***] Vehicle development vehicles and testing of such vehicles, are subject to the confidentiality obligations set out under this Section 16. Geely agrees and acknowledges that all processes at Geely shall adhere to the confidentiality Agreement No.: GEE24-043 Page 31 / 43 Internal Information - Polestar obligations set out under this Section 16 and Geely shall undertake all necessary precautionary measures that the confidentiality of all activities under this Agreement remain confidential unless Polestar instructs Geely otherwise in writing. 16.6 Upon concluding the Work related to this Agreement, Geely shall return (together with all copies) or destroy (with written confirmation) the Confidential Information made available in a Data Room or otherwise disclosed by Polestar, provided however that Geely may retain electronic copies thereof which remain in ordinary, routine backups of information technology systems, are not accessed or used for any other purpose and are deleted in the normal course of business following customary destruction policies. 16.7 For the avoidance of doubt, this Section 16 does not permit disclosure of source code to software, and/or any substantial parts of design documents to software, included in the Results, to any Third Party, notwithstanding what it set forth above in this Section 16. Any such disclosure to any Third Party is permitted only if approved in writing by the Disclosing Party or the owner thereof, as the case may be. Notwithstanding the foregoing, if access to source code or substantial design documents is reasonably necessary for the Receiving Party to perform its obligations under this Agreement (e.g., for integration or troubleshooting purposes), such access may be granted upon mutual written agreement between the Parties, subject to additional confidentiality measures. 16.8 This confidentiality provision shall survive the expiration or termination of this Agreement without limitation in time. 17. INFORMATION SECURITY Geely shall comply with Polestar’s minimum information security and IT requirements as defined in Information Cybersecurity and IT Security Requirements (agreement number GEE24-015) between Geely Auto Group Co., Ltd and Polestar Performance AB entered into in May 2024 (the “Cybersecurity Agreement”), when performing its obligations under this Agreement. Polestar and Geely agree that Geely Auto shall not, but instead Geely will be responsible for loss or damage arising from or in connection with Geely's non-compliance of such minimum information security and IT requirements as set forth in the Cybersecurity Agreement. 18. TERM AND TERMINATION 18.1 This Agreement shall become effective when it is signed by duly authorised signatories of each Party and shall, unless terminated by either Party in accordance with Section 18. below, remain in force during the validity of any Intellectual Property Rights granted to Polestar hereunder. 18.2 Termination due to material breach, insolvency etc. 18.2.1 Either Party shall be entitled to terminate this Agreement and/or Change Agreements with immediate effect in the event: Agreement No.: GEE24-043 Page 32 / 43 a) the other Party commits a material breach of the terms of this Agreement and/or Change Agreements, which (i) has been escalated in accordance with what is set out in Section 22.1; and (ii) has not been or cannot be remedied within thirty (30) days from written notice from the other Party to remedy such breach (if capable of being remedied); or b) the other Party should become insolvent or enter into negotiations on composition with its creditors or a petition in bankruptcy should be filed by it or it should make an assignment for the benefit of its creditors. 18.2.2 If the fundamental purpose of this Agreement can no longer be achieved due to any force majeure event or significant changes in applicable law, each Party is entitled to terminate this Agreement with ninety (90) days' written notice. 18.3 Termination and cancelation in general 18.3.1 Polestar shall in addition be entitled to cancel the Changes performed by Geely for convenience upon 30 days written notice to Geely. In such event, Geely shall, upon request from Polestar, promptly make available in the Data Room (if applicable) any and all parts of the Results which have been finalised on the effective date of the cancellation. Moreover, the “Results” shall for the purposes of this Agreement be considered such parts of the Results that Geely has finalised on the effective date of the cancellation. In the event Purchaser cancels the Services in accordance with this Section, the Fee shall, instead of what is set out in a Change Agreement, correspond to Service Provider’s costs for the Work performed up, until and including the effective date of the cancellation, including the mark- up otherwise applied to calculate the Fee in accordance with the Change Agreement and any other reasonable proven costs Geely has incurred. 18.4 Consequences of termination 18.4.1 Termination of this Agreement shall be without prejudice to the accrued rights and liabilities of the Parties (e.g. Geely’s liabilities as to warranty, etc.) on or before the date of termination, unless expressly waived in writing by the Parties. The Parties shall, if required by Polestar, enter into a separate agreement at arms’ length basis to settle the necessary support provided by Geely regarding the Changes delivered on and before the date of termination. Until such agreement is signed, Geely shall not be obligated to provide any support services. 18.4.2 Unless otherwise agreed by the Parties, upon expiry or termination of this Agreement, the rights of Geely referred to in this Agreement hereof shall cease and Geely shall forthwith cease to provide the Changes governed by this Agreement. 19. RESPONSIBLE BUSINESS

Agreement No.: GEE24-043 Page 33 / 43 Internal Information - Polestar 19.1 Order of precedence In the event there are any contradictions or inconsistencies between the provisions of this Section 19 and remaining provisions of this Agreement, the Parties agree that the provisions of this Section 19 prevail over the remaining provisions of this Agreement. 19.2 Compliance with laws and Code of Conduct 19.2.1 Each Party shall comply with all applicable laws, rules, and regulations when performing their obligations under the Change Framework Agreement. 19.2.2 Without limiting the generality of the foregoing, Geely shall, and shall take reasonable efforts to procure its contracted Third Parties to, comply with all applicable laws, regulations and statutory requirements, including but not limited to those relating to human rights, labor, environment, competition, data privacy and data protection, anti-corruption and bribery, export control and trade sanctions. 19.2.3 Geely shall, at its own expense, obtain and maintain any and all permits, licenses, authorisations, and/or certificates that may be required by regulatory or administrative agency in connection with the conduct of its business, and/or which are necessary for it to perform its obligations under the Agreement. 19.2.4 Geely has been provided with and reviewed a copy of Polestar’s Code of Conduct for Business Partners, available on the website https://www.polestar.com/global/legal/ethics/, which is fundamental to Polestar’ business and values, and agrees that it and its officers, directors, and employees shall comply with the provisions of Polestar’s Code of Conduct for Business Partners or similar principles when performing their obligations under this Agreement. Geely shall ensure that Polestar’s Code of Conduct for Business Partners or similar principles is communicated to contracted Third Parties who are involved in connection with this Agreement. 19.3 Working conditions and impact on peoples and planet The Parties shall, when performing their obligations under this Agreement, follow all applicable laws and regulations relating to the protection of people’s free enjoyment of labour laws, i.e. such national laws regulating working conditions, workplace health and safety, discrimination and the right to freedom of association and collective bargaining and internationally recognised human rights. 19.4 Export control and sanctions 19.4.1 Each Party shall provide and shall cause their contracted Third Parties to provide the other Party with such information and documentation necessary or useful for the other Party to comply with laws relating to import, export or re-export of goods. 19.4.2 Each Party represents and warrants that it any of its Affiliates, officers, directors, or employees [***] Agreement No.: GEE24-043 Page 34 / 43 19.4.3 The Parties undertake to abide by all applicable laws and regulations with regard to the limitation and prohibition of the use of the Results under this Agreement. the Parties undertakes that it shall not use the Results for weapons of mass destruction, the development or production of chemical and biological weapons, activities related to nuclear explosion or other dangerous nuclear fuel, to support the activities of serious human rights abuses, or for military-related activities, or other end use prohibited or restricted by applicable laws and regulations, or resale or transfer the Results to institutions or individuals engaged in the aforementioned activities. 19.5 Anti-Corruption 19.5.1 Each Party shall comply with the anti-bribery, anti-corruption and anti-money laundering laws, rules, and regulations of the United States, People’s Republic of China, and all other laws, rules, and regulations of any other jurisdiction which is applicable to the business and the activities of the Parties under this Agreement. 19.5.2 The Parties represent and warrant respectively that they have implemented policies and procedures aiming at preventing corruption and bribery, including effective sanctions against any activity of its directors, officers and employees that might be considered a corrupt or illegal practice under relevant anti-corruption and anti-bribery laws. 19.6 Data Protection 19.6.1 If Geely processes any Personal Data on Polestar’s behalf and in accordance with its instructions as part of or in connection with the performance of this Agreement, the Parties agree that the Data Processing Agreement (GEE24-014) between the Geely Auto Group and Polestar effective as of 14 May 2024 along with any subsequent amendments shall apply between the Parties, and shall be deemed an integral part of this Agreement. 19.6.2 The Parties shall at all times comply with applicable laws on data protection and privacy, in particular, but not limited to the Data Protection Laws, and shall use its commercially reasonable efforts to ensure that any Affiliates or subcontractors engaged by it also comply therewith. 19.7 Cost and Expenses for Responsible Business 19.7.1 [***] 19.8 Compliance Protocol 19.8.1 The Parties commit to, in good faith, negotiate a compliance protocol, which includes compliance principles and detailed compliance requirements for Polestar and Geely’s cooperation projects, and to enter into as soon as practical. 19.8.2 The Parties agree that the provisions of this Compliance Protocol shall become applicable to this Change Framework Agreement. Agreement No.: GEE24-043 Page 35 / 43 Internal Information - Polestar 20. MISCELLANEOUS 20.1 Force majeure 20.1.1 Neither Party shall be liable for any failure or delay in performing its obligations under the Agreement to the extent that such failure or delay is caused by a Force Majeure Event. A “Force Majeure Event” means any event beyond a Party's reasonable control, which by its nature could not have been foreseen, or, if it could have been foreseen, was unavoidable, including strikes, lock-outs or other industrial disputes (whether involving its own workforce or a Third Party's), failure of energy sources or transport network, restrictions concerning motive force, acts of God, war, terrorism, insurgencies and riots, civil commotion, mobilization or extensive call ups, interference by civil or military authorities, national or international calamity, currency restrictions, requisitions, confiscation, armed conflict, malicious damage, breakdown of plant or machinery, nuclear, chemical or biological contamination, sonic boom, explosions, collapse of building structures, fires, floods, storms, stroke of lightning, earthquakes, loss at sea, epidemics or similar events, natural disasters or extreme adverse weather conditions, or default or delays of suppliers or subcontractors if such default or delay has been caused by one of the foregoing events. 20.1.2 A non-performing Party, which claims there is a Force Majeure Event, and cannot perform its obligations under the Agreement as a consequence thereof, shall use all commercially reasonable efforts to continue to perform or to mitigate the impact of its non-performance notwithstanding the Force Majeure Event and shall continue the performance of its obligations as soon as the Force Majeure Event ceases to exist. 20.2 Notices All notices, demands, requests and other communications to any Party as set forth in, or in any way relating to the subject matter of, this Agreement must be in legible writing in the English language delivered by personal delivery, email transmission or prepaid overnight courier using an internationally recognized courier service and shall be effective upon receipt, which shall be deemed to have occurred: (a) in case of personal delivery, at the time and on the date of personal delivery; (b) if sent by email transmission, at the time and date indicated on a response confirming such successful email transmission; (c) if delivered by courier, at the time and on the date of delivery as confirmed in the records of such courier service; or (d) at such time and date as delivery by personal delivery or courier is refused by the addressee upon presentation; in each case provided that if such receipt occurred on a non-business day, then notice shall be deemed to have been received on the next following business day; and provided further that where any notice, demand, request or other communication is provided by any party by email, such party shall also provide a copy of such notice, demand, request or other communication by using one of the other methods. All such notices, demands, requests and other communications shall be addressed to the address, and with the attention, as set Agreement No.: GEE24-043 Page 36 / 43 out below, or to such other address, number or email address as a Party may designate in writing to the other Party. To Geely: Zhejiang Geely Automobile Engineering Technology Development Co., Ltd. No.918, Binhai 4th Road, Qianwan New District, Ningbo, Zhejiang, China Attention: [***] Email: [***] With a copy to: Zhejiang Geely Holding Group Company Limited 1760 Jiangling Road Binjiang District, Hangzhou City, P.R.China China 310051 To Polestar Performance AB Attention: [***] Polestar HQ, Assar Gabrielssons Väg 9, 418 78 Göteborg Sweden Email: [***] With a copy to: Polestar Performance AB Assar Gabrielssons väg 9 418 78 Göteborg Sweden Attention: [***] 20.3 Assignment 20.3.1 Neither Party may, wholly or partly, assign, pledge or otherwise dispose of its rights and/or obligations under this Agreement without the other Party’s prior written consent. 20.3.2 Notwithstanding the above, each Party may assign this Agreement to an Affiliate provided that an updated agreement following substantially the same form and substance and/or an amendment has been entered into with such Affiliate. 20.4 Waiver Neither Party shall be deprived of any right under this Agreement because of its failure to exercise any right under this Agreement or failure to notify the infringing party of a breach in connection with the Agreement. Notwithstanding the foregoing, rules on complaints and limitation periods shall apply.

Agreement No.: GEE24-043 Page 37 / 43 Internal Information - Polestar 20.5 Severability In the event any provision of this Agreement is wholly or partly invalid, the validity of the Agreement as a whole shall not be affected and the remaining provisions of the Agreement shall remain valid. To the extent that such invalidity materially affects a Party’s benefit from, or performance under, the Agreement, it shall be reasonably amended. 20.6 Entire agreement All arrangements, commitments and undertakings in connection with the subject matter of this Agreement (whether written or oral) made before the date of this Agreement are superseded by this Agreement and its Appendices. 20.7 Order of Priority In the event there are any contradictions or inconsistencies between the terms of this main document of the Agreement and any of the Appendices hereto, the Parties agree that the following order of priority shall apply: 1. This main document of the Agreement 2. Appendix 1, Change Agreement Template 3. Appendix 2, [***] Collaboration Principles 4. Appendix 3.1, Sustainability Requirements 5. Appendix 3.2 Private Audits Requirements 20.8 Amendments Any amendment or addition to this Agreement must be made in writing and signed by the Parties to be valid. 20.9 Survival If this Agreement is terminated or expires pursuant to Section 18 above, Section 6 (Intellectual Property Rights), Section 16 (Confidentiality), Section 18.4 (Consequences of Termination), Section 21 (Governing Law), Section 22 (Dispute Resolution), this Section 20.9 as all as any other sections intended to survive, shall survive any termination or expiration and remain in force as between the Parties after such termination or expiration. 21. GOVERNING LAW This Service Agreement and all non-contractual obligations in connection with this Service Agreement shall be governed by the substantive laws of the People’s Republic of China. 22. DISPUTE RESOLUTION 22.1 Escalation principles. 22.1.1 In case the Parties cannot agree on a joint solution for handling disagreements or disputes, a deadlock situation shall be deemed to have occurred and each Party shall notify the other Party hereof by the means of a deadlock notice and simultaneously send a copy of the notice to the Steering Committee. Upon the receipt of such a deadlock notice, the receiving Agreement No.: GEE24-043 Page 38 / 43 Party shall within ten days of receipt, prepare and circulate to the other Party a statement setting out its position on the matter in dispute and reasons for adopting such position, and simultaneously send a copy of its statement to the Steering Committee. Each such statement shall be considered by the next regular meeting held by the Steering Committee or in a forum meeting specifically called upon by either Party for the settlement of the issue. 22.1.2 The members of the Steering Committee shall use reasonable endeavours to resolve a deadlock situation in good faith. As part thereof, the Steering Committee may request the Parties to in good faith develop and agree on a plan to resolve or address the breach, to be presented for the Steering Committee without undue delay. If the Steering Committee agrees upon a resolution or disposition of the matter, the Parties shall agree in writing on terms of such resolution or disposition and the Parties shall procure that such resolution or disposition is fully and promptly carried into effect. 22.1.3 If the Steering Committee cannot settle the deadlock within 30 days from the deadlock notice pursuant to Section 22.1.1 above, such deadlock will be referred to the General Counsels of each Party, which shall use reasonable endeavours to resolve the situation in the same way as indicated above. If no Steering Committee has been established between the Parties, the relevant issue shall be referred General Counsels of each Party immediately and Section 22.1.2 shall not apply. 22.1.4 If the General Counsels of each Party cannot settle the deadlock within 30 days from the deadlock notice pursuant to the section above, despite using reasonable endeavours to do so, such deadlock will be referred to the Strategic Board for decision. Should the matter not have been resolved by the Strategic Board within 30 days counting from when the matter was referred to them, despite using reasonable endeavours to do so, the matter shall be resolved in accordance with Section 22.1.6 below. 22.1.5 All notices and communications exchanged in the course of a deadlock resolution proceeding shall be considered Confidential Information of each Party and be subject to the confidentiality undertaking in Section 16. 22.1.6 Notwithstanding the above, the Parties agree that either Party may disregard the time frames set forth in this Section 22.1 and apply shorter time frames and/or escalate an issue directly to the Strategic Board in the event the escalated issue is of an urgent character and where the applicable time frames set out above are not appropriate. 22.2 Arbitration 22.2.1 Any dispute, controversy or claim arising out of or in connection with the Agreement, or the breach, termination or invalidity thereof, shall be submitted to China International Economic and Trade Arbitration Committee (“CIETAC”) for arbitration, which shall be held in Shanghai and conducted in accordance with the CIETAC’s arbitration rules in effect at the time of applying for arbitration, whereas the language to be used in the arbitral proceedings shall be English and Chinese; Irrespective of any discussions or disputes between the Parties, each Party shall always continue to fulfil its undertakings under the Agreement unless an arbitral tribunal or court (as the case may be) decides otherwise. Agreement No.: GEE24-043 Page 39 / 43 Internal Information - Polestar 22.2.2 In any arbitration proceeding, any legal proceeding to enforce any arbitration award, or any other legal proceedings between the Parties relating to the Agreement, each Party expressly waives the defence of sovereign immunity and any other defence based on the fact or allegation that it is an agency or instrumentality of a sovereign state. Such waiver includes a waiver of any defence of sovereign immunity in respect of enforcement of arbitral awards and/or sovereign immunity from execution over any of its assets. 22.2.3 All arbitral proceedings as well as any and all information, documentation and materials in any form disclosed in the proceedings shall be strictly confidential. [Signature page follows] Agreement No.: GEE24-043 Page 40 / 43 This Agreement has been signed in 3 originals, of which Geely received 2 originals and Polestar received 1 original. ZHEJIANG GEELY AUTOMOBILE ENGINEERING TECHNOLOGY DEVELOPMENT CO., LTD Date: 2025/6/13 /Yang Guang_______________________________ Signature /Yang Guang Project Leader/Authorized signatory_______________________________ Clarification of signature and title POLESTAR PERFORMANCE AB Date: May 27, 2025 Date: May 27, 2025 /Jonas Engström________________________ /AnnaRudensjö_______________________________ Signature Signature Jonas Engström COO Anna Rudensjö General Counsel Clarification of signature and title Clarification of signature and title

Internal Information - Polestar [***] CHANGE AGREEMENT [NO. [NUMBER] OR [PRE-STUDY PROJECT NAME] OR [MODEL YEAR PROJECT NAME]] Zhejiang Geely Auto Automobile Engineering Technology Development Co., Ltd. and Polestar Performance AB Changes to content of the [***] Vehicle performed after Job1 as executed under the terms of the [***] Change Framework Agreement Internal Information - Polestar Background ............................................................................................................................................ 3 1. Contractual Setup ..................................................................................................................... 3 2. General ...................................................................................................................................... 3 3. Definitions ................................................................................................................................. 3 4. General Description................................................................................................................... 4 5. Assumptions/Pre-Requisites ..................................................................................................... 4 6. Description of the Activities ......................................................................................................4 7. Timing and Deliverables ........................................................................................................... 4 8. Fee ............................................................................................................................................ 5 9. Further Appendices to this Change Agreement ....................................................................... 5 10. Order of Priority ....................................................................................................................... 6 Internal Information - Polestar This [***] CHANGE AGREEMENT (this “Change Agreement”) is entered into between: (1) Zhejiang Geely Automobile Engineering Technology Development Co., Ltd., Reg. No. 91330201MACRMC3J0P, a limited liability company incorporated under the laws of China (“Geely”); and (2) Polestar Performance AB, Reg. No. 556653-3096, a limited liability company incorporated under the laws of Sweden (“Polestar”). Each of Geely and Polestar is hereinafter referred to as a “Party” and jointly as the “Parties”. BACKGROUND A. Reference is made to the Background-section in the [***] Change Framework Agreement. B. In light of the foregoing, the Parties have agreed to execute this Change Agreement. 1. CONTRACTUAL SETUP 1.1 This Change Agreement sets out the specific terms that shall apply to the Changes. The general terms and conditions set out under the [***] Change Framework Agreement (Agreement number GEE24-043) (the "[***] Change Framework Agreement") shall govern and apply to this Change Agreement unless otherwise specified herein. 2. GENERAL 2.1 This specification sets out the scope and the specification of the activities that shall be performed under the Change Agreement, the division of responsibilities between Geely and Polestar and the applicable time plan for the performance of the activities. 3. DEFINITIONS 3.1 Any capitalised terms used but not specifically defined herein shall have the meanings set out for such terms in the [***] Change Framework Agreement attached as Appendix 2. In addition, the capitalised terms set out below in this Section 3 shall for the purposes of this Change Agreement have the meanings described herein. All capitalised terms in singular in the list of definitions shall have the same meaning in plural and vice versa. [GUIDANCE NOTE: Insert additional definitions, if any. If not, DELETE: “In addition, the Internal Information - Polestar capitalised terms set out below in this Section 3 shall for the purposes of this Change Agreement have the meanings described herein. All capitalised terms in singular in the list of definitions shall have the same meaning in plural and vice versa.” above.] 4. GENERAL DESCRIPTION [GUIDANCE NOTE: In this section, please include a general description of the overall objectives, the content and reason for the service to be done. The description should be overall and “simple” (i.e. intended for a reader without any specific knowledge of the project).] 4.1 The Parties have agreed to [INSERT INFORMATION]. 4.2 The overall objectives of the activities are to [INSERT INFORMATION]. 4.3 The RASIC for this Change Agreement is included in Appendix 1A. 5. ASSUMPTIONS/PRE-REQUISITES 5.1 6. DESCRIPTIONOF THE ACTIVITIES [GUIDANCE NOTE: In this section, please include a more detailed description of the activities to be performed under the Change Agreement. Please insert a general description of the Services, the objective of the Services, the need for the Services to be performed and the general objectives of the Services, i.e. what the Services shall achieve. Please write this description in “plain English”, i.e. as for a reader that has not been involved in discussions regarding the Services and has no previous knowledge of the relevant project.] 6.1 [Add more detailed description of all activities] 6.2 [Add any Polestar sustainability requirements applicable to the activities under this Change Agreement] 6.3 The Parties acknowledge that any Results developed under this Change Agreement are classified as [***] Common IP or [***] Unique IP in Appendix 1E, where Parties’ rights in such Results (such like the ownership of such Results or a Party’s right to use of such Results) are set forth in accordance with the [***] Change Management Framework Agreement. [GUIDANCE NOTE: To confirm whether Results are categorized as Common/PMX – or Unique/U- according to the specific changes to be covered under this Change Agreement.] [GUIDANCE NOTE: If any assumptions are necessary, provide them in this section. Otherwise, delete this entire section 5.]

Internal Information - Polestar 7. TIMING AND DELIVERABLES [GUIDANCE NOTE: In this Section, please include information on applicable milestones or deadlines, which Purchaser has to respect in the performance of the activities. As a minimum state start date and, if possible, the end date, alternatively, use a more specified model where each separate activity can have its own due date and must be completed before one can continue with the next step/phase (see the table).] 7.1 The activities shall commence on [INSERT: DD Month YYYY] [and end no later than [INSERT: DD Month YYYY]]. 7.2 The following milestones and/or deadlines shall apply: Milestone/Date/Timing Deliverable/Description […] […] […] […] 8. FEE 8.1 Hours 8.1.1 The Parties estimate that [INSERT NUMBER] hours are required to perform the Work. It is both Parties understanding that eight hours constitute one working day. 8.1.2 [GUIDANCE NOTE: If all or parts of the Work are provided in China, please specify in the following text the estimated hours to be performed in China in order to comply with Chinese tax requirements. If there are no Services provided in China, please delete this entire [section]. The Parties estimate that [insert number] of hours in section 8.1.1 above will be performed in China. 8.2 Other Fees 8.2.1 Besides the hours set under Section 8.1 above, the Fee shall include: Internal Information - Polestar [GUIDANCE NOTE: Please add all costs included in the Fee, except for the hours described in the Section above] 9. FURTHER APPENDICES TO THIS CHANGE AGREEMENT [GUIDANCE NOTE: Please adjust to all relevant appendices for the activities captured under the specific Change Agreement] 9.1 The Parties have further aligned on the follow appendices (if applicable) in relation to this Change Agreement, which shall be executed together with this Change Agreement: (1) Appendix 1A, Program Specifications incl. RASIC (2) Appendix 1B, BOM PMXU list (3) Appendix 1C, Organization Structure (4) [ Further appendices may be added (if necessary)] 10. ORDER OF PRIORITY [GUIDANCE NOTE: Please align with all appendices used in the Section above, but consider whether the order of priority needs to be adjusted (dependent on which part shall take priority over other parts)] 10.1 In the event there are any contradictions or inconsistencies between this Change Agreement and any of the Sub-Appendices as described under Section 9 above, the Parties agree that the following order of priority shall apply: (1) Change Agreement (this main document) (2) Appendix 1A, Program Specifications incl. RASIC (3) Appendix 1B, BOM PMXU list (4) Appendix 1C, Organization Structure (5) [ Further appendices that have been added – aligned with Section 9 above. [Signature page follows] Internal Information - Polestar This Agreement has been signed in 3 originals, of which Geely received 2 originals and Polestar received 1 original. ZHEJIANG GEELY AUTOMOBILE ENGINEERING TECHNOLOGY DEVELOPMENT CO., LTD. Date: Date: _______________________________ _______________________________ Signature Signature _______________________________ _______________________________ Clarification of signature and title POLESTAR PERFORMANCE AB Clarification of signature and title Date: Date: _______________________________ _______________________________ Signature Signature _______________________________ _______________________________ Clarification of signature and title Clarification of signature and title our Brand identity guideline for more extensive rules. Internal Information - Polestar — [***] Appendix 2, P417 Collaboration Principles to P417 Change Framework agreement GEE24-043

Appendix to Agreement no.: GEE24-043 P417 Sustainability Requirements APPENDIX 3.1 TO [***] CHANGE FRAMEWORK AGREEMENT [***] Agreement no.: GEE24-043 APPENDIX 3.2 TO [***] CHANGE FRAMEWORK AGREEMENT Internal Information - Polestar APPENDIX 3.2 PRIVATE AUDITS REQUIREMENTS [***]